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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

The Board of Directors of
Boston Private Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-30775, 333-06941, 33-93634, 33-2617, 33-26133 and 2-98875) on Forms
S-8 and in Registration Statements (Nos. 333-46391 and 333-19823) on Form S-3 of Boston Private Bancorp, Inc., of our report dated January 15, 1998 relating to the consolidated balance sheets of Boston Private Bancorp, Inc., and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and the cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-KSB of Boston Private Bancorp, Inc.

                                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
February 25, 1998



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